UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
        Date of report (date of earliest event reported): March 31, 2006

                              Leonidas Films, Inc.
             (Exact name of Registrant as specified in its charter)

             NEVADA                 0-18377                    20-4605816
     (State of incorporation    (Commission file            (I.R.S. employer
        or organization)          number)                identification number)


                5505 Danbury Place                                91367
             Woodland Hills, CA                                 (Zip code)
     (Address of principal executive offices)

Registrant's telephone number, including area code: 310-871-6935

                              NuOasis Resorts, Inc.
        4695 MacArthur Court, Suite 1450, Newport Beach, California 92660
         (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election or Directors; Appointment of Principal Officers;

On March 15, 2006 the Company accepted the resignation of Donald Lake as the Registrant's President and continued to serve as the Registrant's sole Director. Mr. Lake appointed Mr. Timothy P. Cavanaugh as the Registrant's President, Chief Executive Officer, Treasurer and as a Director. Mr. Lake also appointed Andrzej Sekula as the Registrant's Vice President, Secretary and as a Director.

Furthermore, on March 22, 2006 the Company accepted the resignation of Donald Lake as a Director of the Registrant.

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Mr. Timothy P. Cavanaugh, age 42, is the co-founder of Leonidas Films, Inc., a
California privately-held corporation (herein referred as "Leonidas - CA"), and has been employed by such company since 2003. Mr. Cavanaugh began his career in the entertainment business as an actor. He had lead roles in such films as Shadow Warriors, Dirty Money, Boys Klub and Tick Tick Tick. As a producer he has had a successful career in independent films, commercials, informercials and corporate videos. In 2002, Mr. Cavanaugh partnered up with award winning Director of Photography and Director Andrzej Sekula "Pulp Fiction, Reservoir Dogs, American Psycho and Hyper Cube." Mr. Cavanaugh and Mr. Sekula recently formed Leonidas - CA and completed their first movie, "The Pleasure Drivers," starring Angus McFadden, Lauren Holly and Billy Zane. In 2002, Mr. Cavanaugh produced the Discovery Channel Series, "Explore Our World." From 1996-2001, Mr. Cavanaugh was the Head of Productions at Creative Entertainment Group in Los Angeles. Mr. Cavanaugh budgeted, supervised and line produced more than 100 films and video productions for clients such as Kodak, Rexall Sundown, Metrx and Black & Decker.

Mr. Andrzej Sekula, age 52, is the co-founder of Leonidas Films, Inc., a California privately-held corporation (herein referred as "Leonidas - CA") and is best known as the cinematographer who gave director Quentin Tarantino the unforgettable look of Reservoir Dogs and Pulp Fiction. After beginning his career filming documentaries in his native land, he attended Britain's prestigious National Film and Television School, in Beaconsfield, U.K., from 1985-88. He went on to commercials, music videos, short films and documentaries including Man from China (a selection of both the 1990 London and Edinburgh International Film Festivals) and Honey and Venom (which won first prize for cinematography at the 1992 BP Expo International Film Festival). Mr. Sekula made his American feature debut as cinematographer of Reservoir Dogs (1992) and quickly became a much sought after Director of Photography on both stateside and British films, including Three of Hearts (1993); David Mamet's Oleanna (1994); Tarantino's Best Picture Oscar-nominee Pulp Fiction (1994) and his segment of Four Rooms (1995); Hackers with Angelina Jolie; Cousin Bette (1998) with Jessica Lange and Elizabeth Shue; the visually dazzling American Pyscho (2002) with Christian Bale. Mr. Sekula made his directing debut with the feature film Voodo Dawn a.k.a. Fair Accompli (2002) starring Michael Madsen, Rosanna Arquette and Balthazar Getty.

Mr. Sekula was presented The Award for a Special Achievement in the Art of Cinematography at Camerimage International Film Festival (1996), as well as nominated for American Psycho (2002). For Hypercube he won the 2003 Critic's Award from Europe's Fantasporto Film Festival, as well as earning a nomination for Best International Fantasy Film. He was nominated for Britain's top film prize, the BAFTA Film Award, for his Pulp Fiction cinematography.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective the 26th day of January 2006, the Articles of Incorporation in the State of Nevada have been amended to reflect a change of name from NuOasis Resorts, Inc. to Leonidas Films, Inc.

Item 8.01  Other Events.

On February 6, 2006 the Company filed a request with the National Association of Securities Dealers (NASD) to change its name, symbol and to effectuate a Fifty-for-One (50:1) Reverse Split of the Company's Common Stock (herein referred as "Split"). The change of name and Split was effective February 21, 2006. The Company's new trading symbol is LFMI.

Item 9.01  Financial Statements and Exhibits.

(c)   Exhibits

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Exhibit No.            Description of Exhibit
----------             ----------------------

3.1                    Certificate of Amendment dated January 26, 2006

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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                     LEONIDAS FILMS, INC.
                                                         (Registrant)

Date: March 31, 2006                       By:     /s/ Timothy P. Cavanaugh
                                               --------------------------------
                                                       Timothy P. Cavanaugh
                                                              President

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